Fourteenth Amended and Restated

Schedule A

to the

Fund Accounting Agreement

by and between

Investment Managers Series Trust

and

UMB Fund Services, Inc.

NAMES OF FUNDS

361 Domestic Long/Short Equity Fund

361 Global Equity Absolute Return Fund

361 Global Long/Short Equity Fund

361 Global Managed Futures Strategy Fund

361 Macro Opportunity Fund

361 Managed Futures Strategy Fund

361 U.S. Small Cap Equity Fund

AAM/Bahl & Gaynor Income Growth Fund

AAM/HIMCO Global Enhanced Dividend Fund

AAM/HIMCO Short Duration Fund

AAM/Insight Select Income Fund

AAM/Phocas Real Estate Fund

Advisory Research All Cap Value Fund

Advisory Research Emerging Markets Opportunities Fund

Advisory Research International Small Cap Value Fund

Advisory Research MLP & Energy Income Fund

Advisory Research MLP & Energy Infrastructure Fund

Advisory Research MLP & Equity Fund

Advisory Research Strategic Income Fund

Aristotle Core Equity Fund

Aristotle International Equity Fund

Aristotle Small Cap Equity Fund

Aristotle Strategic Credit Fund

Aristotle Value Equity Fund

Aristotle/Saul Global Opportunities Fund

Bernzott U.S. Small Cap Value Fund

Braddock Multi-Strategy Income Fund

EP Emerging Markets Small Companies Fund

EuroPac Gold Fund

EuroPac International Bond Fund

EuroPac International Dividend Income Fund

EuroPac International Value Fund

Ironclad Managed Risk Fund

KL Allocation Fund

Oak Ridge Disciplined Growth Fund

Oak Ridge Dividend Growth Fund

Oak Ridge Dynamic Small Cap Fund

Oak Ridge Global Resources & Infrastructure Fund

Oak Ridge International Small Cap Fund

Oak Ridge Multi Strategy Fund

Oak Ridge Small Cap Growth Fund

Palmer Square Income Plus Fund

Palmer Square SSI Alternative Income Fund

Palmer Square Strategic Credit Fund

Palmer Square Ultra-Short Duration Investment Grade Fund

Riverbridge Eco Leaders Fund

Riverbridge Growth Fund

RNC Genter Dividend Income Fund

Robinson Opportunistic Income Fund

Robinson Tax Advantaged Income Fund

Segall Bryant & Hamill All Cap Fund

Segall Bryant & Hamill Emerging Markets Fund

Segall Bryant & Hamill International Small Cap Fund

Segall Bryant & Hamill Small Cap Value Fund

SilverPepper Commodities Holdings - Cayman

SilverPepper Commodity Strategies Global Macro Fund

SilverPepper Merger Arbitrage Fund

Theta Income Fund

Towle Deep Value Fund

WCM Focused Emerging Markets Fund

WCM Focused Global Growth Fund

WCM Focused International Growth Fund

WCM International Small Cap Growth Fund

West Loop Realty Fund

Zacks All-Cap Core Fund

Zacks Dividend Fund

Zacks Market Neutral Fund

Zacks Small-Cap Core Fund

In witness whereof, the undersigned have executed this Fourteenth Amended and Restated Schedule A to the Fund Accounting Agreement between Investment Managers Series Trust and UMB Fund Services, Inc. effective as of the 1st day of April, 2019.

INVESTMENT MANAGERS SERIES TRUST

By:	/s/ Joy Ausili
Title:	Vice President

UMB FUND SERVICES, INC.

By:	/s/ Maureen Quill
Title:	EVP